EXHIBIT 10.10

SECOND AMENDMENT TO SALE AGREEMENT

This Second Amendment to Sale Agreement (this "Amendment") is made as of the 11th day of May, 2012, by and between 150 NORTHWEST POINT LLC, a Delaware limited liability company ("Purchaser"), and AMERICAN SERVICE INSURANCE COMPANY, INC., an Illinois corporation ("Seller").

A.     Purchaser and Seller are parties to that certain Sale Agreement dated as of April 5, 2012 (the "Initial Sale Agreement"), as amended by the certain First Amendment to Sale Agreement dated as of May 7, 2012 (the "First Amendment"), together with the Initial Sale Agreement, the "Sale Agreement") regarding real property commonly known as 150 Northwest Point Boulevard, Elk Grove Village, Illinois, as more particularly described in the Sale Agreement. All initially capitalized terms used but not otherwise defined herein shall have the meanings given such terms in the Sale Agreement.

B. The parties desire to amend the Sale Agreement on the terms and conditions as provided herein.

AGREEMENTS

In consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Post Closing Repair Work. The parties acknowledge and agree that Klein and Hoffman, Inc. (the "Engineer") has recommended that certain repairs be made to the exterior concrete panels and their anchor and support systems and the windows on the Improvements at the Property as detailed in the Engineer's Executive Summary Report attached hereto as Exhibit A and made a part hereof (the "Work"). The parties have agreed that Seller shall pay the following portions of the total cost of Work ("Seller's Share"):

a.
Seller shall pay Sixty-Six and 67/100 percent (66.67%) ofthe total cost of the portion of the Work related to the repairs of the three dislocated concrete panels, which the Engineers have estimated to cost $50,000.

b.
Seller shall pay Fifty percent (50%) of the total cost of the portion of the Work related to the replacement of the concrete panel shims throughout the building, which the Engineers have estimated to cost $60,000.

c.	Seller shall pay Sixty-Six and 67/100 percent (66.67%) ofthe total cost of the portion of the Work related to the repairs to the window systems, which the Engineers have estimated to cost $100,000.

d.	Seller shall pay fifty percent (50%) of the costs of the engineering and inspection reports, which costs shall not exceed $30,000 for such reports.

2.     Holdback Escrow. At Closing, Seller shall deposit $145,000 into a strict joint escrow with the Title Company by and among Seller, Purchaser and the Title Company (the"Holdback Escrow"), which shall be separate from the escrows described in Section 4.4 of the Sale Agreement. The cost of the Holdback Escrow, if any, shall be split equally by the parties.

3.     Payment for the Work. Purchaser shall obtain quotes from three contractors to perform the Work or any portion thereof (excluding subcontractors) within a reasonable period after the Closing. The selection of the contractor(s) that will perform the Work or any portion thereof shall be by mutual agreement, provided that Seller must approve at least one of the contractors for each portion of the Work from whom Purchaser obtained a quote. Upon the completion of the Work, each party shall execute and deliver a direction to the Title Company authorizing it to pay to Purchaser all or the portion of the funds held in the Holdback Escrow as necessary to cover Seller's Share of the actual costs of the Work as set forth on a statement of the final costs of the Work which shall include final invoices from each contractor (the "Final Costs"). If Seller's Share of the Final Costs exceeds the amount paid to Purchaser from the Holdback Escrow, Seller shall, within 10 days after receiving the notice of the Final Costs, pay to Purchaser the amount of funds necessary to have fully paid Seller's Share of the Final Costs.

If Seller's Share of the Final Costs is less than the amount of funds in Holdback Escrow, then after the payment of Seller's Share of the Final Costs to Purchaser, all remaining funds shall be promptly released to Seller by the Title Company and in such event Seller and Purchaser agree to execute and deliver a joint direction to direct the Title Company to pay such remaining funds to Seller.

4.     Survival. Paragraphs 1, 2 and 3 of this Amendment shall survive the Closing.

5.     Sale Agreement in Full Force and Effect. Except as expressly set forth above, all of the terms and conditions of the Sale Agreement remain in full force and effect.

6. Delivery; Counterparts. This Amendment may be executed in any number of counterparts, all of which taken together will constitute one agreement binding on all the parties. This Amendment may be delivered by facsimile or electronic (e-mail) transmission of signed original counterparts.

IN WITNESS WHEREOF, intending to be legally bound, the patiies have caused this
Amendment to be duly executed as of the day and year first written above.

PURCHASER:

150 NORTHWEST POINT LLC, a Delaware limited liability company

By:         /s/ Thomas Frey
Name:        Thomas Frey
Title:        Senior Vice President & CFO

[Signatures Continue on Following Page]

[Signature Page to Second Amendment to Sale Agreement made by and between American
Service Insurance Company, Inc. and 150 Northwest Point LLC]

SELLER:

AMERICAN SERVICE INSURANCE COMPANY, Inc., an Illinois corporation

By:         /s/ Scott D. Wollney
Name:         Scott D. Wollney
Title:        President & CEO

Atlas Financial Holdings, Inc., which executed a Joinder to the Sale Agreement for the purposes therein stated, hereby consents to this Amendment.

ATLAS FINANCIAL HOLDINGS, INC.

By:         /s/ Scott D. Wollney
Name:         Scott D. Wollney
Title:        President & CEO

EXHIBIT A
ENGINEER REPORT
[Attachment]